UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 10, 2024 (the “Closing Date”), the Company completed its previously announced acquisition of all of the membership interests in VidaCann, LLC (the “VC Acquisition”) pursuant to a Membership Interest Purchase Agreement dated August 28, 2023 with VidaCann, LLC (“VidaCann”), Loop’s Dispensaries, LLC (“Dispensaries”), Ray of Hope 4 Florida, LLC (“Ray of Hope”) and Loops Nursery & Greenhouses, Inc. (“Nursery” and together with Dispensaries and Ray of Hope, the “Sellers”), David Loop (“Loop”) and Mark Ascik (together with Loop, the “Indemnifying Members”) and Loop, solely in his capacity as Seller Representative, as amended by that First Amendment dated April 26, 2024 (the “Amendment” and as amended, the “VC Purchase Agreement”), upon the terms and subject to the conditions set forth therein.

Pursuant to the VC Purchase Agreement, the Company acquired VidaCann from the Sellers for agreed consideration on the Closing Date equal to the sum of: (i) 81,872,252 shares of common stock, no par value of the Company (the “Share Consideration”) issued to the Sellers or equityholders of a Seller (a “Seller Owner”), as applicable, of which 1,307,698 shares were issued to VidaCann’s industry advisor (the “VC Advisor”); (ii) a cash payment of approximately US$4,000,000; and (iii) promissory notes issued by the Company to the Sellers in the aggregate principal amount of US$5,000,000 (the “Seller Notes”), subject to adjustments as set out in the VC Purchase Agreement. Based on the closing price of the Company’s common stock of (CAD$0.9100) US$0.6647 as of May 9, 2024 on the Canadian Securities Exchange (based on the Bank of Canada CAD to USD exchange rate on May 9, 2024 of CAD$1.00=US$0.7304), the total consideration is valued at approximately US$63.4 million.

The Seller Notes accrue interest at 5% per annum and the principal amount and all accrued and unpaid interest are due on April 1, 2025. In the event of default, the Sellers may declare the entire unpaid principal amount of the Seller Notes together with all accrued but unpaid interest immediately due and payable. Upon the occurrence of an event of default, the outstanding principal amounts of the Seller Notes and any accrued and unpaid interest will bear interest at 15%.

In addition, as contemplated by the VC Purchase Agreement, VidaCann continued to have approximately US$3,000,000 of bank indebtedness (the “Bank Loan”) and US$1,500,000 in aggregate principal amount of related party promissory notes (the “Related Party Notes”) at the Closing Date, each of which were assumed by the Company.

The Related Party Notes consist of (i) a promissory note in the principal amount of US$750,000 issued to David Loop, who is nominated to become a director on the Board of Directors of the Company (the “Board”) in accordance with the Director Nomination Agreement described under Item 5.02 below, and (ii) a promissory note in the principal amount of US$750,000 issued to Mark Ascik, Sr., who became the Company’s President of Florida Operations and an executive officer of the Company on the Closing Date. The Related Party Notes accrue interest at 7.5% per annum and the principal amount and all accrued and unpaid interest are due on the fifth anniversary of the Closing Date. In the event of default, the holders of the Related Party Notes may declare the entire unpaid principal amount of the Related Party Notes together with all accrued but unpaid interest immediately due and payable. Upon the occurrence of an event of default, the outstanding principal amounts of the Related Party Notes and any accrued and unpaid interest will bear interest at 10%.

On February 2, 2022, VidaCann entered into the Bank Loan with Lafayette State Bank (“LSB”) as the lender. The Bank Loan is a secured loan in the principal amount of US$3,000,000, which has been drawn down in full by VidaCann under the revolving line of credit of the Bank Loan and approximately US$3,000,000 remains outstanding as of the Closing Date. The Bank Loan is payable upon LSB’s demand. If no demand is made, the outstanding principal plus all accrued and unpaid interest is due on February 20, 2025. The Bank Loan is subject to a variable interest rate, currently set at 10% per annum and interest is payable monthly. The Bank Loan is guaranteed by David Loop and Mark Ascik, Sr. and the Company expects to replace them as guarantor under the Bank Loan. The Bank Loan contains certain customary covenants for debt of this type and events of default. In the event of default, at LSB’s option, all indebtedness will become immediately due and payable. Upon the occurrence of an event of default, the outstanding principal amount of the Bank Loan and any accrued and unpaid interest will bear interest at 18%.

Upon the closing of the VC Acquisition, the Sellers and Seller Owners, along with the VC Advisor, in the aggregate, have approximately 25.18% ownership in the Company. Each Seller and each Seller Owner that held over 5% in direct or indirect interest in VidaCann, including David Loop and Mark Ascik, Sr., is subject to a lock-up agreement (the “Lock-Up Agreement”) restricting trading of the aggregate 29,995,124 shares of the Share Consideration received by them, with the release of one-third of the shares from such restrictions six months following the Closing Date and each subsequent six months thereafter. The Company has also entered into standard non-competition agreements with Mr. Loop and Mr. Ascik, Sr.

Mr. Loop, together with his spouse and affiliated trust, received 13,524,362 shares of common stock in connection with the closing of the VC Acquisition. Mr. Ascik, Sr., together with his spouse and affiliated trust, received 9,782,060 shares of common stock in connection with the closing of the VC Acquisition. Mark A. Ascik, Jr. who became the Company’s Vice President of Florida Operations and an executive officer of the Company on the Closing Date, together with an affiliated trust, received 3,003,604 shares of common stock in connection with the closing of the VC Acquisition.

The foregoing description of the VC Purchase Agreement, the Amendment, the Seller Notes, the Related Party Notes, the Bank Loan and the Lock-Up Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the VC Purchase Agreement, which was filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed with the SEC on November 8, 2023 and the full text of the Amendment which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 29, 2024, and the form of Seller Note, form of Related Party Note, the Bank Loan and related promissory note thereunder, and the form of Lock-Up Agreement filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and, in each case, incorporated into this Item 2.01 by reference.

The information contained under Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company issued the Share Consideration described herein in reliance upon exemptions from registration afforded by Section 4(a)(2) and/or Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the VidaCann Acquisition described under Item 2.01 above, the Company and Dispensaries, the former holder of the majority interest in VidaCann, entered into a Director Nomination Agreement pursuant to which Dispensaries has the right to nominate one director to the Board. Pursuant to the Director Nomination Agreement, Dispensaries selected David Loop as its nominee to the Board and the Board approved Mr. Loop’s appointment to the Board to be effective the next business day following the 2024 annual meeting of stockholders (the “Appointment Effective Date”). Dispensaries’ board nomination right is effective for a period of one year from the Appointment Effective Date.

Other than as described herein or under Item 2.01 above in connection with the VC Acquisition, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Loop and the Company. Mr. Loop does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. The Company expects to file a Current Report on Form 8-K to report Mr. Loop’s appointment to the Board and to identify any committees to which he will be appointed.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Director Nomination Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Item 7.01	Regulation FD Disclosure.

On May 10, 2024, the Company issued a press release announcing the closing of the VC Acquisition and related matters. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of businesses or funds acquired.

The financial statements required by this item relating to the VC Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item relating to the VC Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date	Filed/Furnished Herewith
10.1#	Membership Interest Purchase Agreement, dated August 28, 2023, by and between Planet 13 Holdings Inc., VidaCann LLC, Loop’s Dispensaries, LLC, Ray of Hope 4 Florida, LLC, Loop’s Nursery & Greenhouses, Inc., David Loop and Mark Ascik and David Loop, solely in his capacity as Seller Representative.	10-Q	10.1	11/08/2023
10.2	First Amendment to Membership Interest Purchase Agreement, dated April 26, 2024, by and between Planet 13 Holdings Inc., VidaCann LLC, Loop’s Dispensaries, LLC, Ray of Hope 4 Florida, LLC, Loops Nursery & Greenhouses, Inc., David Loop and Mark Ascik and David Loop, solely in his capacity as Seller Representative.	8-K	10.1	04/29/2024
10.3	Form of Promissory Note, dated May 10, 2024 (Seller Note).				✓
10.4	Form of Promissory Note, dated May 10, 2024 (Related Party Note).				✓
10.5	Business Loan Agreement, dated February 2, 2022, by and between VidaCann, LLC and Lafayette State Bank.				✓
10.6	Promissory Note, dated February 2, 2022, issued by VidaCann, LLC.				✓
10.7	Form of Lock-Up Agreement, dated May 10, 2024.				✓
10.8	Director Nomination Agreement, dated May 10, 2024, by and between Planet 13 Holdings Inc. and Loop’s Dispensaries, LLC.				✓
99.1	Press Release dated May 10, 2024.				✓
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

# Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: May 14, 2024	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: May 14, 2024	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer